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                                                                      EXHIBIT FF

                                PLEDGE AGREEMENT


                  PLEDGE AGREEMENT, dated as of May 20, 1998 among Skyline Multimedia Entertainment, Inc., a New York corporation ("Pledgor"), and Bank of New York, as Trustee for the Employees Retirement Plan of Keyspan Energy Corp. ("KEP") and Prospect Street NYC Discovery Fund, L.P. ("Prospect Street") (KEP and Prospect Street collectively, the "Pledgees").

                  WHEREAS, Pledgor is the holder of all the issued and outstanding capital stock (the "Stock") of New York Skyline, Inc., a New York corporation ("NYSI"), Skyline Virtual Reality, Inc., a Delaware corporation ("SVR"), Skyline Chicago, Inc., a Delaware corporation ("SCI"), Skyline Magic, Inc., a Delaware corporation ("SMI"), and Skyline Las Vegas, Inc., a Delaware corporation ("SLVI") (SMEI, NYSI, SVR, SCI, SMI and SLVI, each a "Subsidiary," and collectively the "Subsidiaries").

                  WHEREAS, Pledgor and the Subsidiaries have entered into a Senior Secured Credit Agreement with the Pledgees, dated as of May 20, 1998 (the "Credit Agreement"); and

                  WHEREAS, in order to induce the Pledgees to enter into the Credit Agreement, Pledgor has agreed to pledge and grant a security interest in the Stock of each of the Subsidiaries to the Pledgees to secure the prompt and complete payment when due and performance by Pledgor of its obligations under the Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgees as follows:

                  1. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Pledgees, and grants to the Pledgees a first lien on and first priority security interest in the Stock of each of the Subsidiaries and any and all proceeds thereof (together with any securities and other property referred to in Section 4 hereof, the "Pledged Shares"), as collateral security for (i) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) and performance of its obligations and liabilities under, arising out of or in connection with the Credit Agreement and
(ii) the due and punctual payment and performance by Pledgor of its obligations and liabilities under, arising out of or in connection with this Agreement (collectively, the "Liabilities").

                  The obligations hereunder shall not be affected, impaired or discharged, in whole or in part, by virtue of the illegality, invalidity or unenforceability of any aspect of the Credit Agreement, or by any modification of the terms of the Credit Agreement (including without limitation payment amounts and terms). Pledgor is herewith delivering
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to the Pledgees the certificates representing the Pledged Shares registered in the name of Pledgor, together with undated stock powers executed in blank. Such certificates represent all the shares of each Subsidiary issued and outstanding as of the date hereof. There are no warrants, options or other rights to acquire shares of the capital stock of any Subsidiary, and no agreements by any Subsidiaries to issue additional shares of its capital stock.

                  2. Inducing Representations of Pledgor. The Pledgor acknowledges and agrees that the representations and warranties made by Pledgor in the Credit Agreement constitute an inducement for the Pledgees to enter into the Credit Agreement and this Agreement.

                  3. Covenants. Pledgor covenants and agrees as follows:

                           (a) Pledgor covenants and agrees that it will defend
the Pledgees' right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever.

                           (b) Pledgor shall not make or permit any changes to
the certificate of incorporation or by-laws of any Subsidiary and shall enter into no agreements affecting or relating to the Pledged Shares.

                           (c) Pledgor shall not permit any Subsidiary to issue
or agree to issue any additional shares of its capital stock, or grant any options, warrants or other rights to acquire shares of its capital stock.

                  4. Dividends, Distributions, etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any rights or securities, whether as an addition to, in substitution for, or in exchange for the Pledged Shares, or otherwise, Pledgor agrees to accept the same as agent for the Pledgees and to hold the same in trust for the Pledgees and to deliver the same forthwith to the Pledgees in the exact form received, with the endorsement of Pledgor when necessary and appropriate and undated stock powers duly executed in blank, to be held by the Pledgees, subject to the terms hereof, as additional security for the Liabilities, and the securities represented by such certificates shall become part of the "Pledged Shares" for all purposes of this Agreement. In case any dividends are paid in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares for any reason whatsoever, the property so distributed shall be delivered to the Pledgees, to be held by the Pledgees as collateral security for the Liabilities. All sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to the Pledgees, be held by Pledgor in trust as security for the Liabilities.

                  5. Administration of Security. The following provisions shall govern the administration of the Pledged Shares:
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                           (a) Pledgor may not take any action with respect to
the Pledged Shares without the prior written consent of the Pledgees.

                           (b) Irrevocable Proxy. Pledgor hereby grants to
Pledgees an irrevocable proxy to file proofs of claim and vote or consent in connection with the Pledged Shares (and is herewith executing and delivering to Pledgor an Irrevocable Proxy to such effect) upon the occurrence of an Event of Default under the Credit Agreement. Upon the request of the Pledgees, Pledgor agrees to deliver to the Pledgees such further evidence of such irrevocable proxy or such further irrevocable proxies with respect to the foregoing as the Pledgees may request.

                           (c) Subject to any sale by the Pledgees or other
disposition by the Pledgees of the Pledged Shares or other property pursuant to this Agreement, the Pledged Shares and any other property then held as part of the Pledged Shares in accordance with the provisions of this Agreement shall be delivered to Pledgor, upon full payment, satisfaction and termination of all of the Liabilities and the termination pursuant to Section 16 hereof of the lien and security interest hereby granted.

                  6. Certain Rights of the Pledgees. (a) The Pledgees shall not be liable for failure to collect or realize upon the Liabilities, or any part thereof, or for any delay in so doing, nor shall the Pledgees be under any obligation to take any action whatsoever with regard thereto.

                           (b) The Pledged Shares held by the Pledgees hereunder
may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of the Pledgees or its nominee, which may thereafter without notice exercise all rights, privileges or options pertaining to the Pledged Shares as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion the Pledged Shares, or any portion thereof, upon the exercise by the Pledgees of any right, privilege or option pertaining to the Pledged Shares, and in connection therewith, to deposit and deliver the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Pledgees may determine, all without liability except to account for property actually received by the Pledgees but the Pledgees shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  7. Remedies. (a) Upon the occurrence of an Event of Default under the Credit Agreement, the Pledgees without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Shares or any portion thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Shares, or any portion thereof, in one
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or more portions at public or private sale or sales, at any exchange, broker's board or at any of the Pledgees' offices or elsewhere upon such terms and conditions as the Pledgees may deem advisable and at such prices as the Pledgees may deem best, for cash or on credit or for future delivery without assumption of any credit or risk, with the right to the Pledgees upon any such sale or sales, public or private, to purchase the whole or any portion of said Pledged Shares so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released.

                           (b) The Pledgees shall apply the net proceeds of any
such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of the Pledged Shares or any portion thereof, in any way relating to the rights of the Pledgees hereunder, including reasonable attorneys' fees and legal expenses, to the payment, in whole or in part, of the Liabilities in such order as the Pledgees may elect, and only after so paying over such net proceeds and after the payment by the Pledgees of any amount required by any provision of law, including, without limitation, the Uniform Commercial Code of the State of New York (the "UCC"), need the Pledgees' accounts for the surplus, if any, to Pledgor.

                           (c) Pledgor agrees that the Pledgees shall not be
obligated to give more than thirty (30) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice shall be reasonable notification of such matters. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

                           (d) In addition to the rights and remedies granted to
the Pledgees in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Liabilities, the Pledgees shall have all the rights and remedies of a secured party under the UCC. Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under the UCC, and Pledgor shall be liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Shares are insufficient to pay all amounts to which the Pledgees are entitled, and the reasonable fees and expenses of any attorneys retained by the Pledgees to collect such deficiency.

                  8. No Disposition, etc. Without the prior written consent of the Pledgees, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares, or any portion thereof, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to the Pledged Shares, or portion thereof, interest therein, or any proceeds thereof.

                  9. Sale of Pledged Shares. (a) Pledgor recognizes that the Pledgees may be unable to effect a public sale of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and
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applicable state securities laws, but may be compelled to resort to one or more private sales of portions of the Pledged Shares to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.

                           (b) Pledgor further agrees to do or cause to be done
all such other acts and things as may be necessary to make such sale or sales of the Pledged Shares or any portion thereof valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor's expense, provided that Pledgor shall be under no obligation to take any action to enable the Pledged Shares or any portion thereof to be registered under the provisions of the Act.

                  Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Pledgees, that the Pledgees have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses to an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

                  10. Indemnification and Reimbursement. (a) Pledgor agrees to indemnify the Pledgees and their respective partners, stockholders, directors, officers, employees, agents and affiliates (jointly and severally, the "Indemnitees") against, hold them harmless of and from, and to the extent paid by any Indemnitees reimburse them for, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys' fees and expenses, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by or against any Indemnitee or in which any Indemnitee may become involved (as a plaintiff, defendant, nonparty or in any other capacity, including without limitation in any action brought in interpleader or against Pledgor) or in connection with any investigation, whether conducted by an Indemnitee or another, arising out of or relating directly or indirectly in any way to the Pledged Shares, this Agreement or any transaction to which the Pledged Shares or this Agreement directly or indirectly relates.

                           (b) If the indemnification provided for in paragraph
(a) of this Section 10 is for any reason held to be unavailable, Pledgor shall contribute such amounts as are just and equitable to pay the Indemnitees or to reimburse them for the aggregate of any and all losses, liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Indemnitees as a result of or in connection with, any amount paid in settlement of any action, claim or proceeding arising out of or relating directly or indirectly in any way to the Pledged Shares or this Agreement or any transaction to which the Pledged Shares or this Agreement directly or indirectly relates. The provisions of this Section 10 shall survive any termination of this Agreement.

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                  11. Further Assurances; Expenses. (a) Pledgor agrees that at any time and from time to time upon the written request of the Pledgees, Pledgor will execute and deliver such further documents and do such further acts and things as the Pledgees may reasonably request consistent with the provisions hereof in order to effect the intent and purposes of this Agreement.

                           (b)  Pledgor shall promptly pay on demand all
expenses, including reasonable attorneys' fees and disbursements, of the Pledgees in connection with the administration or enforcement of this Agreement or any other matter arising out of this Agreement.

                  12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. No Waiver; Cumulative Remedies. The Pledgees shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by the Pledgees shall be valid unless in writing and signed by the Pledgees and then only to the extent therein set forth. A waiver by the Pledgees of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgees would otherwise have on any further occasion. No failure to exercise, nor any delay in exercising on the part of the Pledgees, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                  14. Successors. This Agreement and all obligations of Pledgor hereunder shall be binding on and enforceable against the permitted successors and assigns of Pledgor, including, without limitation, any trustee in bankruptcy or any other successor by operation of law, and shall, together with the rights and remedies of the Pledgees hereunder, inure to the benefit of the Pledgees. Without limiting the generality of the foregoing sentence, all rights and powers granted hereby to the Pledgees, or any agent or representative of the Pledgees, may be exercised by any successor or assignee or any agent or representative of such successor or assignee.

                  15. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to its conflicts of law rules.

                  16. Termination. This Agreement and the lien and security interest granted hereunder shall not terminate until the full and complete performance and
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satisfaction of all the Liabilities.

                  17. Amendment. This Agreement may not be modified or amended except in a writing signed by Pledgor and the Pledgees.


                       [Remainder is Intentionally Blank]
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered on the date first above written.


                                       PLEDGOR:

                                                     SKYLINE MULTIMEDIA
                                                     ENTERTAINMENT, INC.

                                       By: /s/ Steven Schwartz
                                           -----------------------------------
                                           Name:   Steven Schwartz
                                           Title:  Executive Director of
                                                   Operations and Finance


                                       PLEDGEES:

                                                     BANK OF NEW YORK, AS
                                                     TRUSTEE FOR THE EMPLOYEES
                                                     RETIREMENT PLAN OF KEYSPAN
                                                     ENERGY CORP.

                                       By: /s/ Stephen P. Weis
                                           -----------------------------------
                                           Name: Stephen P. Weis
                                           Title:


                                                     PROSPECT STREET NYC
                                                     DISCOVERY FUND, L.P.

                                       By:   Prospect Street Discovery Fund,
                                             Inc., its general partner

                                       By: /s/ John F. Barry
                                           -----------------------------------
                                           Name:  John F. Barry
                                           Title: President